Exhibit 10.1



                     THE EARTH TECHNOLOGY CORPORATION (USA)
                                 1987 STOCK PLAN

Section 1. Establishment, Purpose, and Effective Date of Plan

    1.1 Establishment. Earth Technology Corporation (USA) hereby establishes "The Earth Technology Corporation (USA) 1987 Stock Plan" (the "Plan") for key employees. The Plan permits the grant of nonstatutory Stock Options and Restricted Stock.

    1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders, by providing key employees with incentives to achieve superior Company performance, by encouraging them to take an equity interest in the success of the Company through Stock ownership, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct and profitability of its operations are largely dependent.

    1.3 Effective Date. The Plan shall become effective on the date of its approval by vote of the holders of a majority of the outstanding shares of the Company's Common Stock present, in person or by proxy, and entitled to vote at a duly held meeting of the stockholders.

Section 2. Definitions

    2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

         (a) "Award" means any Stock Option or Restricted Stock granted under this Plan.

         (b)  "Board" means the Board of Directors of the Company.

         (c)  "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means a committee appointed by the Board composed of three or more persons who are "outside," independent directors. No person, while a member of the Committee, shall be eligible for participation in the Plan, and no person shall become a member of the Committee if, within one year prior to becoming a member, that person shall have been eligible for selection as a Participant in the Plan.

         (e) "Company" means The Earth Technology Corporation (USA).

         (f) "Disability" refers to a Participant's total and permanent disability resulting from illness or personal injury which causes him to be absent from employment with the Company and its Subsidiaries and would, in the opinion of the Committee, entitle him to disability insurance benefits under the Social Security Act.

         (g) "Employee" means a regular salaried employee (including officers and directors who are also employees) of the Company and/or its Subsidiaries, or any branch or division thereof.

         (h) "Employment" means employment as an Employee of the Company and/or any Subsidiary and "termination of employment" shall mean termination of the Participant's employment by all of the Company and its Subsidiaries.

         (i) "Fair Market Value" as of any date means the average of the highest and lowest prices of the Stock as reported by the consolidated tape of the NASDAQ or the closing price as reported by the principal stock exchange on which the Stock is then listed, as the case may be, on that particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

         (j) "Option" means the right to purchase Stock at a stated price for a specified period of time.

         (k) "Participant" means any Employee designated by the Committee to participate in the Plan.

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    (l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 8 of the Plan.

    (m) "Restricted Stock" means Stock granted to a Participant pursuant to
Section 8 of the Plan.

    (n) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment for reasons other than death after a Participant has attained age 65 (for Normal Retirement) or has attained age 55 with ten years of service to the Company, but prior to age 65 (for Early Retirement).

     (o) "Stock" means the Common Stock of the Company, par value of $. 10 per share.

     (p) "Subsidiary" means any corporation, partnership, joint venture or other entity, domestic or foreign, in which the Company, either directly or through another Subsidiary or Subsidiaries, has a greater than 50% ownership interest.

    2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

    3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those employees who, in opinion of the Committee, are key employees who are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

Section 4. Administration

    4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee is authorized to select Participants, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. All determinations, interpretations, decisions and selections made by the Committee pursuant to this Plan shall be made by vote of a majority of the Committee present at a duly noticed meeting at which a majority of members is present or by the unanimous written consent of the members of the Committee. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

Section 5. Stock Subject to Plan

    5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 200,000, subject to adjustment upon occurrence of any of the events indicated in Section 5.3. Of this total number, up to 50,000 shares of Stock may be issued in Restricted Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock, or treasury Stock not reserved for any other purpose.

    5.2 Lapsed Awards. If any Award granted under the Plan terminates, expires, or lapses for any reason, any shares subject to such Award shall again be available for the grant of an Award.

    5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to each outstanding Option, and its stated Option price, shall be adjusted appropriately by the Committee, whose determination shall be conclusive, provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have discretion to make appropriate adjustments in the

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number and type of shares of Restricted Stock then outstanding under the Plan pursuant to the terms of the grants of such Restricted Stock or otherwise.

Section 6. Duration of Plan

    6.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 11 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after the tenth (10th) anniversary of the Plan's effective date.

Section 7. Stock Options

    7.1 Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee, and the Committee shall have complete discretion in determining the number of Options granted to each Participant and the number of shares of Stock subject to each Option.

    7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

    7.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

    7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than ten years and one day from the date of its grant.

    7.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

    7.6 Payment. The purchase price of Stock upon exercise of any Option shall be paid in full either (i) in cash, or (ii) in Stock held for a minimum of 6 months valued at its Fair Market Value on the date of exercise, or (iii) by a combination of (i) and (ii), in the manner provided in the Option agreement. Shares of Stock owned through employee benefit plans of the Company may be used if no adverse tax consequences to either the Participant or the Company would result. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

    7.7 Restrictions on Stock Transferability; Registration. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

    The Committee, in its sole discretion, shall have the right at any time, and from time to time, if it deems such to be in the best interests of the Company and its stockholders, to cause the Company to file and to thereafter process an appropriate registration statement with the Securities and Exchange Commission and with appropriate state securities laws regulators pertaining to the offer and sale of Options issued or to be issued under this Plan and shares of Stock issued or issuable upon exercise of such Options and to the public resale of such shares.

    7.8 Termination of Employment Due to Retirement. In the event that a Participant has a termination of employment by reason of Normal Retirement, any restriction on exercise applicable to any outstanding Options held by such Participant pursuant to Subsection 7.5 hereof shall automatically terminate and, except as otherwise provided in Subsection 7.7, such Options shall thereby be free of restrictions and freely exercisable. In the event that a Participant has a termination of employment by reason of Early Retirement, all Options that have not yet become exercisable by their

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terms shall be forfeited and returned to the Company, provided, however, that the Committee in its sole discretion may waive such forfeiture and any restrictions remaining on any such Options or add such new restrictions to any such Options as it deems appropriate. In the case of the Normal Retirement of a Participant, any outstanding Options held by such Participant, and in the case of the Early Retirement of a Participant, any outstanding Options held by the Participant that are exercisable by their terms on or before the date of Early Retirement, may be exercised at any time prior to the expiration date of the Options or within a three (3) year period after the date of such Retirement, whichever period is the shorter.

    7.9 Termination of Employment Due to Death or Disability. In the event of a Participant's termination of employment by reason of death or Disability, any outstanding Option held by such Participant, or unexercised portion of such Option, that was otherwise exercisable on the date of death or Disability may be exercised at any time prior to the expiration date of the Option or within twelve (12) months after such date of termination of employment, whichever period is the shorter. Upon the expiration of such period, the Option shall then terminate.

    7.10 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. In the event of a Participant's termination of employment for any reason other than death, Disability, Normal or Early Retirement, or involuntarily for cause, any outstanding Option held by such Participant, or unexercised portion of such Option, that was otherwise exercisable on the date of such termination of employment may be exercised at any time prior to the expiration date of the Option or within three (3) months after such date of termination of employment, whichever period is the shorter. Upon the expiration of such period, the Option shall then terminate. In the event that a Participant's termination of employment is involuntary for cause, all Options held by such Participant shall terminate upon termination of employment and shall not thereafter be exercisable.

    7.11 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

    7.12 No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to shares of Stock covered by an Option until the date of issuance of a stock certificate for such shares. Except as provided in
Section 5.3, no adjustment shall be made for dividends or other rights the record date for which is prior to the date of issuance of such certificate.

    7.13 Stock Depreciation Right. If, upon the exercise of an Option, a Participant would be subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the "Act") in the event that the Participant sold at a profit the Stock acquired pursuant to such exercise, the Company shall pay to such Participant, in cash, an amount, if any, equal to the excess of the Fair Market Value of such stock on the date of such exercise over the Fair Market Value of the Stock on such later date selected by the Participant that is during the "window period" of Rule 16b-3(e) (3) (iii) next succeeding the later of (a) 6 months from the date of exercise of the Option, or (b) such time as the Participant is not prohibited from publicly selling shares of the Common Stock (the "Stock Depreciation Right"). A Participant shall not be entitled to a Stock Depreciation Right if the Option to which such Stock Depreciation Right pertains is exercised after the Participant ceases to be a person specified in Section 16 of the Act and is not otherwise prohibited from selling shares of Stock under the federal securities laws,

Section 8. Restricted Stock

    8.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing.

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    8.2 Transferability. Except as provided in Sections 8.8 and 8.9 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

    8.3 Other Restrictions; Registration. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

    The Committee, in its sole discretion, shall have the right at any time, and from time to time, if it deems such to be in the best interests of the Company and its stockholders, to cause the Company to file and thereafter process an appropriate registration statement with the Securities and Exchange Commission and with appropriate state securities laws regulators pertaining to the offer and sale of Restricted Stock issued or to be issued under this Plan and the public resale of such Restricted Stock.

    8.4 Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

    8.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

    8.6 Termination of Employment Due to Retirement. In the event of the termination of employment of a Participant by reason of Normal Retirement, the Period of Restriction applicable to the Restricted Stock held by such Participant pursuant to Subsection 8.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 8.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event of the termination of employment of a Participant by reason of Early Retirement, all shares of Restricted Stock as to which the Period of Restriction has not yet expired shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive any of the restrictions remaining on any or all shares of Restricted Stock or add such new restrictions to such shares of Restricted Stock as it deems appropriate.

    8.7 Termination of Employment Due to Death or Disability. In the event of the termination of employment of a Participant by reason of death or Disability during the Period of Restriction, the restrictions applicable pursuant to
Section 8.2 hereof to the shares of Restricted Stock held by such Participant shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) granted to the Participant in any Award equal to the total number of shares of Restricted Stock granted to such Participant in such Award multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction for the shares granted in such Award. All remaining shares shall be forfeited and returned to the Company, provided, however, that the Committee in its sole discretion may waive such forfeiture and any of the restrictions remaining on any or all such remaining shares or add such new restrictions to such remaining shares of Restricted Stock as it deems appropriate.

    8.8 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. In the event of the termination of employment of a Participant for any reason other than those set forth in Sections 8.6 and 8.7 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company, provided, however, that, in the event of an involuntary termination of the employment of a Participant, the Committee in its sole discretion may waive the automatic forfeiture

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of any or all such shares and any of the restrictions remaining on any or all such shares or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

    8.9 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction and subject to Section 8.3. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

Section 9. Beneficiary Designation

    9.1 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

Section 10. Rights of Employees

    10. 1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

    10.2 Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

Section 11. Amendments Modification, and Termination of Plan

    11.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify, the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:
         (a) Increase the total number of shares of Stock which may be issued under the Plan, except as provided in Section 5.3 of the Plan.

         (b) Change the provisions of the Plan regarding the Option price, except as permitted by Section 5.3.

         (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

         (d) Extend the period during which Awards may be granted.

         (e) Extend the maximum period after the date of grant during which Options may be exercised.

         (f) Materially modify the requirements as to eligibility for participation.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

Section 12. Tax Withholding

    12.1 Tax Withholding. The Company shall have the power to withhold an amount of Stock, or require a Participant to remit the Company an amount in cash, sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan or any exercise of an Option or termination of Period of Restriction on Restricted Stock.

Section 13. Indemnification

    13.1 Indemnification. The Company shall enter into an Indemnification Agreement with each member of the Committee and of the Board which shall, among other things, indemnify each such

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member against certain expenses and liabilities that may be incurred by such member as a result of actions, suits and proceedings relating to the Plan. Each such Indemnification Agreement shall be in the form of the Indemnification Agreement that is attached as Exhibit B to the Company's Proxy Statement dated November 17, 1987, or in the form of any Indemnification Agreement that the Company subsequently may adopt for the benefit of its directors and officers.

Section 14. Requirements of Law

    14.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    14.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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               AMENDMENT TO THE EARTH TECHNOLOGY CORPORATION (USA)
                                 1987 STOCK PLAN

Section 5.1 of the Plan is hereby amended to read as follows:

     5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 1,350,000, subject to adjustments upon occurrence of any of the events indicated in Section 5.3. Of this total number, up to 450,000 shares of Stock may be issued in Restricted Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock, or treasury Stock not reserved for any other purpose. The maximum limits specified in this Section 5.1 include all authorized shares of Stock that remained available for use under the Plan pursuant to the previous version of this Section 5.1. They are not in addition to such previously authorized, remaining shares.